Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-128091) pertaining to the BlueLinx Corporation Hourly 401(k) Plan of our report dated June 25, 2007, with respect to the financial statements and schedule of the BlueLinx Corporation Hourly 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Atlanta, Georgia
June 25, 2007

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